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                                                                EXHIBIT 21

                            WELLPOINT HEALTH NETWORKS INC.
                                LIST OF SUBSIDIARIES

                                                         STATE OF
    CORPORATION                                        INCORPORATION


AHI Healthcare Corporation                            Texas
BCC Holdings Corporation, Inc.                        California
BC Life & Health Insurance Company                    California
Blue Cross of California                              California
Check Up Centers of America, Inc.                     California
Comprehensive Integrated Marketing Services           California
Foxfield Ventures, Inc.                               Delaware
Health Management Associates of San Luis Obispo       California
Health Management Associates of Santa Barbara         California
MassMutual Holding Company Two, Inc.                  Massachusetts
MassMutual Holding Company Two MSC, Inc.              Massachusetts
Professional Claim Services, Inc.                     New York
UNICARE Financial Corp.                               California
UNICARE Insurance Company                             California
UNICARE Life & Health Insurance Company               Delaware
WellPoint Behavioral Health, Inc.                     Delaware
WellPoint Dental Plan                                 California
WellPoint Dental Services, Inc.                       Delaware
WellPoint Pharmacy Plan                               California
WellPoint Pharmacy Management, Inc.                   California